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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                       8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): January 21, 2002



                                 CYBERCARE, INC.
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             (Exact name of registrant as specified in its charter)



          FLORIDA                       0-20356                   65-0158479
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(State or other jurisdiction     (Commission File Number)      (IRS Employer ID
    of incorporation)                                               Number)



       2500 QUANTUM LAKES DRIVE, SUITE 1000, BOYNTON BEACH, FLORIDA 33426
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                    (Address of principal executive offices)



Registrant's telephone number, including area code: 561-742-5000



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Item 5.  Other Events

      In connection with the Marketing, Distribution and License Agreement dated October 11, 2001 by and among CyberAmericare, Inc., a Delaware corporation ("CAC"), and CyberCare Technologies, Inc. and CyberCare International Limited, wholly owned subsidiaries of CyberCare, Inc. (the "Registrant"), as amended December 27, 2001 (collectively, the "Agreement"), the parties have mutually agreed to terminate the Agreement prior to the due date for payment by CAC of the geographic exclusivity fee required under the Agreement.

      The mutual termination comes as a result of Jack Hight, CAC's chairman and founder, being appointed as Interim Chairman of the Board of the Registrant, as described in the Registrant's 8-K filed February 11, 2002.

      The Cooperative Development, Services, Licensing and Marketing Agreement between Health Hero Network, Inc. and the Registrant made as of September 7, 2001, and disclosed in a press release on October 4, 2001, has been terminated as of January 21, 2002.

      The Nasdaq Stock Market, Inc. ("Nasdaq") has notified the Registrant that on February 20, 2002, the price of the Registrant's common stock had closed for the previous thirty consecutive trading days below the minimum $1.00 per share requirement under its Marketplace Rules. Consequently, the Registrant has at least until May 21, 2002 to regain compliance or appeal any delisting determination made by Nasdaq's listing qualifications panel. The Registrant may also apply for a transfer of its common stock listing to the Nasdaq SmallCap Market, which has an extended grace period in which to satisfy the listing requirements for the Registrant's securities. If the Registrant submits a transfer application and pays the applicable SmallCap Market listing fees by May 21, 2002, initiation of the delisting proceedings will be stayed pending Nasdaq's review of the application. If the application is approved, the Registrant will have until August 19, 2002 to regain compliance under the Nasdaq Marketplace Rules. An additional 180 day grace period may be applicable; provided that the Registrant meets the initial listing criteria for the SmallCap Market under the Marketplace Rules. The Registrant may be eligible to transfer back to the Nasdaq National Market if by February 17, 2003 it regains compliance in accordance with the Nasdaq Marketplace Rules. At this time, the Registrant believes that it qualifies for initial listing for the SmallCap Market.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



Date: March 7, 2002                       By: /s/ Steven M. Cohen
                                              ----------------------------
                                              Steven M. Cohen
                                              Chief Financial Officer